                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              COYOTE VENTURES CORP.
                              ---------------------
             (Exact name of Registrant as specified in its charter)


NEVADA                                     52-2268239
-----------------------------------        ---------------------------
(State  or  other  jurisdiction  of        (I.R.S.  Employer
incorporation  or  organization)           Identification  Number)

PO  Box  73575,  1014  Robson  Street
Vancouver,  British  Columbia,  Canada     V6E  4L9
--------------------------------------     --------
(Name  and  address  of  principal         (Zip  Code)
executive  offices)

Registrant's  telephone  number,
including area code:                       604-608-3831
                                           ------------

Approximate  date  of  commencement  of
proposed  sale  to  the public:            Not Applicable.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                        |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                 |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                      |__|

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION  8(c)  OF  THE  SECURITIES  ACT  OF  1933,  AS  AMENDED.

                          COPIES OF COMMUNICATIONS TO:
                              Michael A. Cane, Esq.
                              2300 W. Sahara Blvd.,
                               Suite 500 - Box 18
                               Las Vegas, NV 89102
                                 (702) 312-6255
                          Agent for Service of Process
================================================================================


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                    DE-REGISTRATION OF SHARES OF COMMON STOCK

On December 14, 2000, Coyote Ventures Corp., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-52026) on Form SB-2 under the Securities Act of 1933, as amended, registering up to 4,070,000 shares of the Company's common stock, par value $0.001 per share (the "Shares") to be sold from time to time by certain stockholders of the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated April 17, 2001, Pre-Effective Amendment No. 2 dated June 21, 2001, Pre-Effective Amendment No. 3 dated July 23, 2001, Pre-Effective Amendment No. 4 dated August 24, 2001, Pre-Effective Amendment No. 5 dated October 5, 2001 and Pre-Effective Amendment No. 6 dated November 28, 2001, was declared effective on December 11, 2001.

In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on September 3, 2002.


                                   COYOTE  VENTURES  CORP.

                                   By: /s/ Scott Houghton
                                      ________________________
                                      Scott Houghton, President


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott Houghton, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                        CAPACITY  IN  WHICH  SIGNED          DATE

/s/ Scott Houghton               Principal Executive           September 3, 2002
----------------------------     Officer  and  Director
SCOTT HOUGHTON


/s/ KORINA HOUGHTON              Principal Financial Officer,  September 3, 2002
----------------------------     Principal  Accounting  Officer
KORINA HOUGHTON                  and  Director


/s/ JOHN MANKER                  Director                      September 3, 2002
----------------------------
JOHN MANKER